Exhibit 10.2

PLEDGE AGREEMENT SUPPLEMENT

PLEDGE AGREEMENT SUPPLEMENT dated as of February 9, 2007 (this "Supplement") made by CILCORP, Inc., an Illinois corporation (the "Pledgor"), in favor of The Bank of New York, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined in the Pledge Agreement referred to below).

1.  This Supplement is executed and delivered pursuant to the terms of the Pledge Agreement, dated as of October 18, 1999 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement or otherwise amended or modified, the "Pledge Agreement"), made by the Pledgor in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties. Terms defined in the Pledge Agreement are used herein with their defined meanings.

2.  Pursuant to the terms of the Indenture and the Pledge Agreement, the Pledgor may incur additional secured indebtedness from time to time that is by its terms equally and ratably secured under the Pledge Agreement with the Obligations secured thereunder. The Pledgor, Central Illinois Public Service Company, Illinois Power Company, Central Illinois Light Company and AmerenEnergy Resources Generating Company, as Borrowers, JPMorgan Chase Bank, N.A., as Agent (the "Agent"), and the Lenders from time to time party thereto (the "Lenders") have entered into that certain Credit Agreement (the "Credit Agreement"), dated as of February 9, 2007, pursuant to which the Pledgor may borrow and/or request the issuance of letters of credit in an aggregate principal amount or face amount up to $125 million. The terms of the Credit Agreement require that the Pledgor equally and ratably secure its obligations in respect of the principal of and interest on any and all loans to the Pledgor under the Credit Agreement, all reimbursement obligations in respect of letters of credit issued pursuant to the Credit Agreement for the account of the Pledgor and all other "Obligations" (as defined in the Credit Agreement) of the Pledgor (the "Credit Agreement Obligations") with the Obligations secured under the Pledge Agreement. The Pledgor hereby acknowledges and agrees that the Credit Agreement Obligations shall be deemed to be "Additional Debt Obligations" pursuant to the Pledge Agreement.

3.  The Pledgor confirms and reaffirms the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties under the Pledge Agreement; and hereby acknowledges and agrees that all references to "Secured Parties" in the Pledge Agreement shall be deemed to include all holders of the Additional Secured Debt as described on Schedule I hereto.

4.  The Pledgor hereby represents and warrants that the representations and warranties contained in Section 3 of the Pledge Agreement are true and correct on the date of this Supplement with all references therein and elsewhere in the Pledge Agreement to "Additional Secured Debt", "Additional Debtholders" and, if applicable, "Additional Secured Debt Agent" to include the Additional Secured Debt, Additional Debtholders and Additional Secured Debt

Agent as listed on Schedule I hereto and on Schedule I to each Pledge Agreement Supplement executed prior to the date hereof and with references therein to "this Pledge Agreement" to mean the Pledge Agreement as supplemented hereby; provided that such representations and warranties of the Pledge Agreement shall hereafter be deemed to provide that (i) the Pledged Shares constitute all of the issued and outstanding common stock of CILCO and all the other capital stock of CILCO held by the Pledgor and (ii) the exercise by the Collateral Agent of the voting or other rights provided for in the Pledge Agreement or the remedies in respect of the Collateral pursuant to the Pledge Agreement may be subject to receipt of regulatory approvals under laws applicable to the change in control of a public utility company. In addition, the Pledgor represents and warrants that this Supplement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability.

5.  The Additional Debtholders designated on Schedule I hereto, by their acceptance of the benefits of the Pledge Agreement, hereby irrevocably designate the Collateral Agent to act on their behalf as specified in the Pledge Agreement. Each such Additional Debtholder hereby irrevocably authorizes, and each holder of the Additional Debt Obligations by the acceptance of such Additional Debt Obligation and by the acceptance of the benefits of the Pledge Agreement shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the Pledge Agreement and instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated or required of the Collateral Agent by the terms thereof and such other powers as are reasonably incident thereto.

6.  This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Schedule I to the Pledge Agreement does, and shall be deemed to, include each item listed on Schedule I hereto, and each such item shall be and is included within the meaning of the terms "Additional Secured Debt", "Additional Debtholders" and "Additional Secured Debt Agent" as such terms are used in the Pledge Agreement.

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered on the date first set forth above.

CILCORP INC.

By:   _/s/ Jerre E. Birdsong        ______
Name:      Jerre E. Birdsong
Title:       Vice President and Treasurer
Acknowledged and agreed:

THE BANK OF NEW YORK,
as Collateral Agent

By:     /s/ Eric Lindaho
Name:      Eric Lindaho
Title:        Vice President

JPMorgan Chase Bank, N.A., as Agent
under the Credit Agreement, on behalf of itself and the Lenders

By:      /s/ Michael J. DeForge
 Name:      Michael J. DeForge
Title:         Vice President

Schedule I
to Pledge Agreement Supplement

ADDITIONAL SECURED DEBT

Title or Name of Additional Secured Debt	Additional Debt Holders	Additional Secured Debt Agent
"Obligations", as defined in the Credit
Agreement dated as of February 9, 2007 (the
"Credit Agreement") among CILCORP, Inc.,
Central Illinois Public Service Company,
Illinois Power Company, Central Illinois
Light Company and AmerenEnergy
Resources Generating, Inc., as Borrowers,
the Lenders from time to time part thereto
and JPMorgan Chase Bank, N.A., as Agent
	The Lenders from time to time party to the Credit Agreement	JPMorgan Chase Bank, N.A., as Agent